Exhibit 99.1

COMMUNITY BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [—], 2014

The undersigned hereby appoints Charles L. Crow and James R. Galloway, and each of them singly, as proxies, each having the power to act without the other and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Community Bancshares, Inc. (“Community Bancshares”) that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Community Bancshares to be held on             ,             , 2014, at     :        .m. local time, at                             , and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present.

1. Merger Proposal. To approve the Agreement and Plan of Reorganization and Merger, dated July 21, 2014 (the “Merger Agreement”), between First Merchants Corporation (“First Merchants”) and Community Bancshares, pursuant to which Community Bancshares will merge with and into First Merchants and, immediately thereafter, Community Bank will merge with and into First Merchants Bank, National Association, a wholly-owned banking subsidiary of First Merchants, as described in the accompanying proxy statement and prospectus.

For	☐	Against	☐	Abstain	☐

The Board of Directors of Community Bancshares recommends that you vote “FOR” approval of the Merger Agreement.

2. Other Matters. In their discretion, the proxies named herein are authorized to vote on such other matters as may properly be presented at the Special Meeting and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “FOR” approval of the Merger Agreement. With respect to any other matters (none of which are known at the time of solicitation of this proxy) as may properly be presented at the Special Meeting or any adjournment or postponement thereof, the proxies named herein will have the authority to vote on such matters and intend to vote on such matters in accordance with the recommendations of Community Bancshares’ Board of Directors or, if no recommendations are given, in their best judgment.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE             , 2014 IN THE ENCLOSED ENVELOPE MARKED “PROXY REPLY ENVELOPE”

(Signature of Shareholder)	(Signature of Shareholder, if joint owner)

(Print Name of Shareholder)	(Printed Name of Shareholder, if joint owner)

Shares of common stock owned:	When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign the partnership name by an authorized person.

Date: , 2014